                            SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                                    of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                  ResMed Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

     -------------------------------------------------------------------------

Dear Shareholder:


You are cordially invited to attend the Annual Meeting of Shareholders of ResMed Inc., at 4:00 p.m. local time, on Monday, November 5, 2001, at our executive offices, located at 14040 Danielson Street, Poway, California.

Information about the business of the meeting and the nominees for election as directors are set forth in the Notice of Meeting and the Proxy Statement, which are attached. This year you are asked to elect two Directors of the Company, and to ratify the selection of our independent auditors for fiscal year 2002.

Very truly yours,



Peter C. Farrell
Chairman and Chief Executive Officer

                                   RESMED INC

               ---------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                NOVEMBER 5, 2001

              ----------------------------------------------------


The 2001 Annual Meeting of Shareholders of ResMed Inc. will be held at our executive offices at 14040 Danielson Street, Poway, California on November 5, 2001, at 4:00 p.m. local time for the following purposes:

1.   To elect two directors, each to serve for a three year term;

2. To ratify the selection of KPMG LLP as our independent auditors to examine our consolidated financial statements for the fiscal year ending June 30, 2002; and

3.   To transact such other business as may properly come before the meeting.

Please refer to the accompanying proxy statement for a more complete description of the matters to be considered at the meeting. Only shareholders of record at the close of business on September 7, 2001, will be entitled to notice of, and to vote at, the 2001 Annual Meeting and any adjournment thereof.

It is important that your shares be represented at the annual meeting. Even if you plan to attend the annual meeting in person, please sign, date and return your proxy form in the enclosed envelope as promptly as possible. This will not prevent you from voting your shares in person if you attend, but will make sure that your shares are represented in the event that you cannot attend.

Please sign, date and return the enclosed proxy promptly in the envelope provided, which requires no United States postage.



By Order of the Board of Directors,




Walter Flicker
Secretary
Dated: September 20, 2001

                                   RESMED INC.

                            -------------------------

                                 PROXY STATEMENT

                            -------------------------

           Annual Meeting of Shareholders to be held November 5, 2001

General

The enclosed proxy is solicited on behalf of the Board of Directors of ResMed Inc. for use at the 2001 Annual Meeting of Shareholders to be held at 4:00 p.m. on Monday, November 5, 2001, at our principal executive offices located at 14040 Danielson Street, Poway, California, and at any and all adjournments and postponements thereof for the following purposes:

1.   To elect two directors, each to serve for a three year term;
2. To ratify the selection of KPMG LLP as our independent auditors to examine our consolidated financial statements for the fiscal year ending June 30, 2002; and
3.   To transact such other business as may properly come before the meeting.

The enclosed proxy may be revoked at any time before its exercise by giving written notice of revocation to our Secretary. The shares represented by proxies in the form solicited by the Board of Directors received by us prior to or at the meeting will be voted at the meeting. If a choice is specified on the proxy with respect to a matter to be voted upon, the shares represented by the proxy will be voted in accordance with that specification. If no choice is specified, the shares will be voted as stated below in this proxy statement.

It is expected that this proxy statement and the accompanying form of proxy will first be mailed to our shareholders on or about September 27, 2001. Our Annual Report to Shareholders for Fiscal 2001 is enclosed with this proxy statement along with a copy of our Annual Report to the Securities and Exchange Commission on Form 10K, but they do not form a part of the proxy soliciting material. The cost of soliciting proxies will be borne by us. Following the original mailing of the proxy soliciting material, further solicitation of proxies may be made by mail, telephone, facsimile and personal interview by our regular employees, who will not receive additional compensation for such solicitation. We may also request brokerage firms and other nominees or fiduciaries to forward copies of the proxy soliciting material and the 2001 Annual Report to beneficial owners of the stock held in their names, and we will reimburse them for reasonable out-of-pocket expenses incurred in doing so.

Voting Securities and Voting Rights

Only recordholders of our common stock as of the close of business on September 7, 2001 (the "record date") are entitled to receive notice of and to vote at the meeting. At the record date, we had 31,870,060 outstanding shares of common stock, the holders of which are entitled to one vote per share. Accordingly, an aggregate of 31,870,060 votes may be cast on each matter to be considered at the meeting.

In order to constitute a quorum for the conduct of business at the meeting, a majority of the outstanding shares entitled to vote at the meeting must be represented at the meeting. Shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares represented at the meeting for purposes of determining a quorum. Assuming a quorum is present, directors will be elected by a favorable vote of a plurality of the aggregate votes cast, in person or by proxy, at the meeting. The proposal to ratify the selection of our independent auditors requires the affirmative vote of a majority of the aggregate votes cast, in person or by proxy, at the meeting. Accordingly, abstentions and broker non-votes will have no effect on the outcome of the election of candidates for director or the outcome of the ratification of KPMG LLP as our independent auditors. In addition, a simple majority of the shares voting may elect all of the directors.

Common Stock Ownership of Principal Shareholders and Management

The following table shows the number of shares of common stock which, according to information supplied to us, are beneficially owned by (i) each person who, to our knowledge based exclusively on Schedules 13G filed with the Securities and Exchange Commission, is the beneficial owner of more than five percent of our outstanding common stock, (ii) each person who is currently a director, two of whom are also nominees for election as directors, (iii) each of the Named Officers as defined on page 3 hereof, and (iv) all current directors and executive officers as a group. As used herein, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). A person is deemed, as of any date, to have "beneficial ownership" of any security that the person has the right to acquire within 60 days after that date.

-------------------------------------------------------------------------------------------------------------
                                                                                                 Percent of
                                                                     Amount and Nature of        Outstanding
Name of Beneficial Owner/(1)/                                        Beneficial Ownership/(2)/   Common Stock
Commonwealth Bank of Australia                                         4,927,982/(3)/                15.5
Level 2, 48 Martin Place
Sydney NSW 2000 Australia

Deutsche Bank AG                                                       3,864,588/(4)/                12.1
Taunusanlage 12, D-60325
Frankfurt am Main
Federal Republic of Germany

Principal Financial Group                                              1,848,581/(5)                 5.8
711 High Street
Des Moines  IA 50392-0001

Peter C. Farrell                                                       1,456,323/(6)/                4.6
Christopher G. Roberts                                                   385,000/(7)/                1.2
Gary W. Pace                                                             157,332/(8)/                0.5
Michael A. Quinn                                                          64,201/(9)/                0.2
Donagh McCarthy                                                          108,000/(10)/               0.3
Christopher Bartlett                                                       7,000/(11)/               0.0
Curt Kenyon                                                               33,668/(12)/               0.1
Deirdre Stewart                                                           27,534/(13)/               0.1
Norman W. DeWitt                                                         165,599/(14)/               0.5

All executive officers and directors as a group (12 persons)           2,712,425/(15)/               8.5

-------------------------------------------------------------------------------------------------------------

(1) The address of the directors and officers listed in this table is 14040 Danielson Street, Poway, California, 92064-6857.

(2) Except for the information based on Schedules 13G as indicated in the footnotes hereto, beneficial ownership is stated as of September 7, 2001 and includes shares subject to options exercisable within 60 days after September 7, 2001.
(3) Based on disclosure by Commonwealth Bank of Australia, CBA has shared dispositive power and shared voting power and beneficial ownership over these shares.
(4) Based on Schedule 13G filed by Deutsche Bank AG, Deutsche Bank has shared dispositive power and shared voting power and beneficial ownership over these shares.
(5) Based on disclosure by Principal Financial Group, Principal has sole dispositive and sole voting power and beneficial ownership over these shares.
(6) Includes 171,163 shares of common stock which may be acquired upon the exercise of options exercisable within 60 days after September 7, 2001.
(7) Includes 5,800 shares held by his wife, 275,200 shares held of record by Cabbit Pty Ltd and 34,000 shares held by Acemed Pty Ltd, two Australian corporations controlled by Dr. Roberts and his wife. Includes 80,000 shares of common stock which may be acquired upon the exercise of options exercisable within 60 days after September 7, 2001.
(8) Includes 15,999 shares of common stock which may be acquired upon the exercise of options exercisable within 60 days after September 7, 2001.
(9) Includes 17,701 shares of common stock which may be acquired upon the exercise of options exercisable within 60 days after September 7, 2001.
(10) Includes 90,000 shares of common stock which may be acquired upon the exercise of options exercisable within 60 days after September 7, 2001.
(11) Includes 7,000 shares of common stock which may be acquired upon the exercise of options exercisable within 60 days after September 7, 2001.
(12) Includes 25,834 shares of common stock which may be acquired upon the exercise of options exercisable within 60 days after September 7, 2001.
(13) Includes 16,929 shares of common stock which may be acquired upon the exercise of options exercisable within 60 days after September 7, 2001.
(14) Includes 83,332 shares held by his wife and 62,267 shares of common stock which may be acquired upon the exercise of options exercisable within 60 days after September 7, 2001.
(15) Includes, in addition to the shares described in notes 6 through 14 above, 179,600 outright shares and 128,168 shares of common stock which may be acquired upon the exercise of options by the executive officers not named in the table.

The information presented is based upon the knowledge of management and, in the case of the named individuals, upon information furnished by them.

Executive Officers

Our executive officers, as of September 7, 2001 were:

Name                          Age       Position
Peter C. Farrell               59       Chief Executive Officer and Chairman of Board of Directors
Christopher G. Roberts         47       Executive Vice President; Director
Norman W. DeWitt               51       General Counsel
Walter Flicker                 46       Corporate Secretary
Adrian M. Smith                37       Chief Financial Officer
Curt Kenyon                    38       Senior Vice President, Sales and Marketing for the U.S., Canada and
                                        Latin America
Klaus Schindhelm               48       Vice President, Operations
Deirdre Stewart                45       Vice President, New Business and Clinical Education and Training

For a description of the business background of Drs. Farrell and Roberts, see "Matters to be Acted Upon/Election of Directors."

Norman DeWitt has been our General Counsel since July 1999. Mr. DeWitt was previously Corporate Counsel (U.S.) from October 1998 to June 1999; Vice President, U.S. Marketing from August 1997 to September 1998; and Vice President U.S. Operations from October 1994 to August 1997. Prior thereto, Mr. DeWitt held various positions both as an attorney and executive for companies based in Minneapolis, MN, and provided consulting services to us beginning in 1990. Mr. DeWitt holds a B.A. from Amherst College, a J.D. from the University of Minnesota Law School and a L.L.M. from William Mitchell College of Law.

Walter Flicker has been our Corporate Secretary since December 1989. Mr. Flicker was Vice President, U.S. Operations from August 1997 to June 1999, Vice President, Corporate Development from February 1995 to August 1997 and, from December 1989 until February 1995, he served as our Vice President, Finance. Prior thereto, he was an engineering consultant with Bio-Agrix Pty Ltd., a biomedical engineering consulting company and a Business Development Manager at Baxter Center for Medical Research Pty Ltd., a subsidiary of Baxter International, Inc. Mr. Flicker holds a B.E. with Honors in mechanical engineering and a Master's in Biomedical Engineering from the University of New South Wales.

Adrian Smith has been our Chief Financial Officer since February 1995. From January 1986 through January 1995, Mr. Smith was employed by Price Waterhouse, specializing in the auditing of listed public companies in the medical and scientific field. Mr. Smith holds a B.Ec. from Macquarie University and is a Certified Chartered Accountant.

Curt Kenyon has been our Senior Vice President, Sales and Marketing for the United States, Canada and Latin America since 1999. From 1997 to 1999, he held the position of Vice President, U.S. Sales. Between 1995 and 1997, he was the Director of U.S. Sales and between 1994 and 1995, he held the position of Eastern Region Sales Manager. Prior to his employment with us, Mr. Kenyon was a Regional Sales Manager for EMPI Inc. and Medtronic, both of Minneapolis, MN. Mr. Kenyon holds a B.A. in Design and Planning with a concentration in Business Administration from State University of New York at Buffalo, where he was a cum laude graduate.

Klaus Schindhelm, Ph.D., has been our Vice President, Operations since January 2000. Dr. Schindhelm was Vice President, Product Development, from July 1998 to December 1999. From January 1995 to June 1998 Dr. Schindhelm was Professor and Head, Graduate School of Biomedical Engineering, University of New South Wales and from January 1990 to August 1994, Director, Centre for Biomedical Engineering, University of New South Wales. Prior thereto, Dr. Schindhelm held various academic positions in Biomedical Engineering at the University of New South Wales. Dr. Schindhelm received a B.E. and a Ph.D. in Chemical Engineering from the University of New South Wales.

Deirdre Stewart, Ph.D., has been our Vice President of Clinical Education and New Business since early 2000. From 1999 to 2000, she held the position of Vice President of Marketing and Education, and from 1997 to 1999 she was the Vice President of Education and Training. Prior to joining ResMed in 1993, Dr. Stewart was a clinical researcher at Sydney University where she completed her Ph.D. in Physiology in sleep disordered breathing. Dr. Stewart is a registered nurse and holds a B.A. from the University of New South Wales.

Executive Compensation

The following table sets forth certain information regarding the annual and long-term compensation for services rendered to us in all capacities for the fiscal years ended June 30, 2001, 2000 and 1999 of those persons who were at June 30, 2001 (i) the chief executive officer, (ii) one of the four other most highly compensated executive officers whose annual salary and bonuses exceeded $100,000 or (iii) any other executive officer who would have qualified under sections (i) or (ii) of this paragraph but for the fact that the individual was not serving as an executive officer of the registrant at the end of the 2001 fiscal year (collectively, the "Named Officers").

                                                             Summary Compensation Table

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                Long Term Compensation
                                                                Annual Compensation             Award Payouts

                                                                                                Securities
                                           Fiscal    Salary       Bonus        Other Annual     Underlying          All Other
      Name and Principal Position           Year       ($)         ($)      Compensation/(1)/    Options       Compensation ($)/(2)/
Peter C. Farrell                            2001      330,000     228,055        18,375           80,000              5,100
President and                               2000      300,000     201,938        36,750           80,000              4,800
Chief Executive Officer                     1999      260,000     126,640        36,750           80,000              4,800

Christopher G. Roberts                      2001      129,092      69,819          ----           20,000              9,651
Executive Vice President                    2000      138,644      85,674          ----           20,000             22,949
                                            1999      129,150      52,234          ----           16,000             17,922

Curt Kenyon                                 2001      150,000      78,083         7,200           13,500              5,100
VP Sales and Marketing                      2000      132,000      57,501         7,200           12,000              4,800
                                            1999      105,000      57,405         6,600           14,000              4,800

Deirdre Stewart                             2001      139,082      58,045          ----           12,000              5,100
VP New Business Development and             2000      122,000      44,742          ----           12,000              4,800
Clinical Education and Training             1999      105,000      48,660          ----           12,000                  -

Norman W. DeWitt                            2001      120,000      38,844          ----           10,000              4,943
Vice President and General Counsel          2000      107,021      38,577          ----            8,000              4,492
                                            1999      105,000      57,831          ----            9,600              4,800
------------------------------------------------------------------------------------------------------------------------------------

(1)  Represents cash value of company provided vehicle
(2)  Represents pension plan payments

Stock Options

                                                      Option Grants in Last Fiscal Year

-------------------------------------------------------------------------------------------------------------------------------
                                                        Individual Grants

                                 Number of     % of Total     Exercise or     Expiration Date    Potential Realizable Value at
                                 Securities    Options        Base Price                         Assumed Annual Rates of Stock
                                 Underlying    Granted to     ($/Sh)                             Price Appreciation for Option
                                 Options       Employees in                                      Term/(2)/
             Name                Granted/(1)/  Fiscal Year                                           5%            10%
Peter C. Farrell                   80,000      5.1%            $24.625        July 12, 2010       $1,086,117      $2,675,157
Christopher G. Roberts             20,000      1.3%            $24.625        July 12, 2010       $  271,529      $  668,789
Curt Kenyon                        13,500      0.9%            $24.625        July 12, 2010       $  183,282      $  451,433
Deirdre Stewart                    12,000      0.8%            $24.625        July 12, 2010       $  162,917      $  401,274
Norman DeWitt                      10,000      0.6%            $24.625        July 12, 2010       $  135,765      $  334,395

-----------------------------------------------------------------------------------------------------------------------------

(1) Represents options granted under our 1997 Equity Participation Plan, which are exercisable starting 12 months after the grant date, with 33% of the shares covered thereby becoming exercisable at that time and an additional 33% of the option shares becoming exercisable on each successive anniversary date, with all option shares exercisable beginning on the third anniversary date. Under the terms of the 1997 Plan, this exercise schedule may be accelerated in certain specific situations.

(2) Assumed annual rates of stock appreciation for illustrative purposes only. Actual stock prices will vary from time to time based upon market factors and our financial performance. No assurance can be given that such rates will be achieved.

The following table sets forth information concerning the stock option exercises by our Chief Executive Officer and Named Officers during the fiscal year ended June 30, 2001 and the unexercised stock options held at June 30, 2001 by the named officers.

                             Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

-----------------------------------------------------------------------------------------------------------------------------
                                                                Number of Securities           Value of Unexercised
                                 Shares                         Underlying Unexercised         In-the-Money Options at FY-
                                 Acquired on      Value         Options at FY- End             End/(1)/
Name                             Exercise         Realized      Exercisable   Unexercisable    Exercisable      Unexercisable
Peter C. Farrell                 23,136           $554,542       91,162         160,002        $3,917,125      $5,104,744
Christopher G. Roberts                -                  -       61,330          38,670        $2,696,286      $1,223,979
Curt Kenyon                           -                  -       12,667          26,167        $  595,981      $  830,759
Deirdre Stewart                  10,405           $480,316        4,929          24,000        $  185,277      $  765,700
Norman DeWitt                         -                  -       53,067          18,533        $2,402,359      $  696,043

-----------------------------------------------------------------------------------------------------------------------------

(1) Represents the amount by which the closing sales price of our common stock on the New York Stock Exchange on June 29, 2001 ($50.55 per share) multiplied by the number of shares to which the options apply exceeded the aggregate exercise price of such options.

              Report of the Stock Option and Compensation Committee

Introduction

Decisions regarding compensation of the Company's officers generally are made based on recommendations by the Stock Option and Compensation Committee, which is composed of two independent outside Directors. The Stock Option and Compensation Committee decisions on compensation of the Company's executive officers are reviewed and approved by the full Board. Set forth below is a report submitted by Messrs. Donagh McCarthy and Michael A. Quinn in their capacity as members of the Board's Stock Option and Compensation Committee addressing the Company's compensation policies for fiscal year 2001 as they affected executive officers of the Company, including the Chief Executive Officer and the Named Officers.

General Philosophy

The Stock Option and Compensation Committee reviews and determines salaries, bonuses and all other elements of the compensation packages offered to the executive officers of the Company, including its Chief Executive Officer, and establishes the general compensation policies of the Company.

The Company desires to attract, motivate and retain high quality employees who will enable the Company to achieve its short and long term strategic goals and values. The Company participates in a high-growth environment where substantial competition exists for skilled employees. The ability of the Company to attract, motivate and retain high caliber individuals is dependent in large part upon the compensation packages it offers.

The Company believes that its executive compensation programs should reflect the Company's financial and operating performance. In addition, individual contribution to the Company's success should be supported and rewarded.

The 1993 Omnibus Budget Reconciliation Act ("OBRA") became law in August 1993. Under the law, income tax deductions of publicly-traded companies in tax years beginning on or after January 1 1994 may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises, and non-qualified benefits) for certain executive officers exceeds $1 million (less the amount of any "excess parachute-payments" as defined in Section 280G of the
Code) in any one year. Under OBRA, the deduction limit does not apply to payments which qualify as "performance-based". To qualify as "performance-based," compensation payments must be based solely upon the achievement of objective performance goals and made under a plan that is administered by a committee of outside directors. In addition, the material terms of the plan must be disclosed to and approved by shareholders, and the Stock Option and Compensation Committee must certify that the performance goals were achieved before payments can be made.

The Committee intends to design the Company's compensation programs to conform with the OBRA legislation and related regulations so that total compensation paid to any employee will not exceed $1 million in any one year, except for compensation payments which qualify as "performance-based." The Company may, however, pay compensation which is not deductible in limited circumstances when sound management of the Company so requires.

The Company's executive and key employee compensation program consists of a base salary component, a component providing the potential for an annual bonus based on overall Company performance and a component providing the opportunity to earn stock options linking the employee's long-term financial success to that of the shareholders.

Compensation

Base Salary

Officers are compensated with salary ranges that are generally based on similar positions in companies of comparable size and complexity to the Company. In addition, the Company utilizes industry compensation surveys in determining compensation. The primary level of compensation is based on a combination of years of experience and performance. The salary of all officers is reviewed annually with the amount of the increases based on factors such as Company performance, general economic conditions, marketplace compensation trends and individual performance.

In fiscal year 2001, the Board approved salary increases for the named officers as follows:

              Peter C. Farrell ................. 10%
        Christopher G. Roberts ................. 10%
              Norman W. DeWitt ................. 12%
                   Curt Kenyon ................. 14%
               Deirdre Stewart ................. 14%
Bonus

The second compensation component is a bonus program under the Company's Bonus Plan. Bonuses are primarily based on the Company's annual financial performance and secondarily on the performance of the individual. Target bonuses generally range from 40% to 60% of base salary. The measures of annual financial performance used in determining the amount of bonuses include sales growth and cost control.

Stock Options

The third major component of the officer's compensation consists of stock options. The primary purpose of granting stock options is to link the officers' financial success to that of the shareholders of the Company. The exercise price of stock options is determined by the Stock Option and Compensation Committee at the time the option is granted, but generally may not be less than the prevailing market price of the Company's common stock as of the date of grant. Options become exercisable commencing a minimum of twelve months from the date of grant and are exercisable for a maximum period of 10 years, as determined by the Stock Option and Compensation Committee.

Stock options were issued to Officers of the Company during fiscal year 2001 in accordance with the provisions of the Company's 1997 Equity Participation Plan.

CEO Compensation

The compensation of Dr. Farrell is based upon the performance of the Company and the important role Dr. Farrell plays within the Company as its founder, President and Chief Executive Officer, as a member of the boards of the Company's principal subsidiaries and as an active participant in new product and corporate development.

Stock Option and Compensation Committee of the Company's Board of Directors:
Donagh McCarthy (Chairman)
Michael A Quinn
Dated:  August 29, 2001

The above report of the Stock Option and Compensation Committee will not be deemed to be incorporated by reference to any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the same by reference.

Stock Option and Compensation Committee Interlocks and Insider Participation

The Stock Option and Compensation Committee of the Board of Directors is responsible for executive compensation decisions as described above under "Board of Directors and Committees of the Board." During fiscal year 2001, the committee consisted of Mr. Donagh McCarthy (Chairman) and Mr. Michael A. Quinn. Dr. Farrell did not participate in discussions or decisions regarding his compensation package.

Performance Graph

Set forth below is a line graph comparing the cumulative shareholder return on our common stock against the cumulative total return of the S&P 500 Index and the S&P Medical Products and Supplies Index for the period commencing June 30, 1996, assuming an investment of $100 on June 30, 1996.

                                    [GRAPH]

                                                      June 30,    June 30,   June 30,    June 30,   June 30,   June 30,
                                                        1996        1997       1998        1999       2000       2001
                                             --------------------------------------------------------------------------
ResMed Inc. ..............................               $100.00    $158.06    $293.95     $428.23  $690.32    $1304.52
S&P 500 ..................................               $100.00    $131.99    $169.07     $204.69  $216.90    $ 182.57
S&P Medical Products and Supplies ........               $100.00    $131.17    $174.00     $205.69  $222.11    $ 216.18


Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission, or the Commission, initial reports of ownership and reports of change in ownership of our common stock and other equity securities. Officers, directors and greater than ten-percent shareholders who are affiliates of the Company are required by Commission regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of copies of such forms received by the Company with respect to Fiscal 2001, or written representations from certain reporting persons, we believe that during Fiscal 2001 all of our directors and executive officers and persons who own more than 10% of our common stock have complied with the reporting requirements of Section 16(a) except: Adrian Smith filed a late Form 4 disclosing the exercise and sale of 20,000 options; Curt Kenyon filed a late Form 5 for fiscal year 2001, disclosing a grant of 13,500 options; Gary Pace filed a late Form 5 for fiscal year 2001 disclosing a grant of 16,000 options; Michael Quinn filed a late Form 5 for fiscal year 2001 disclosing a grant of 16,000 options; and Donagh McCarthy filed a late Form 5 for fiscal year 2001 disclosing a grant of 16,000 options.

                             Audit Committee Report

The Audit Committee of the Company's Board of Directors is comprised of independent directors as required by the listing standards of the New York Stock Exchange. The members of the Audit Committee are Michael A. Quinn, Donagh McCarthy and Gary Pace. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors.

The role of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for the Company's financial statements as well as the Company's financial reporting process, principles and internal controls. The independent auditors are responsible for performing an audit of the Company's financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles.

In this context, the Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended June 30, 2001 with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the auditors their independence from the Company.

The members of the Audit Committee are not engaged in the accounting or auditing profession and, consequently, are not experts in matters involving auditing or accounting. In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinion, reports and statements presented to them by management of the Company and by the independent auditors. As a result, the Audit Committee's oversight and the review and discussions referred to above do not assure that management has maintained adequate financial reporting processes, principles and internal controls, that the Company's financial statements are accurate, that the audit of such financial statements has been conducted in accordance with generally accepted auditing standards or that the Company's auditors meet the applicable standards for auditor independence.

Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended June 30, 2001, for filing with the Securities and Exchange Commission.

Michael A. Quinn (Chairman)
Donagh McCarthy
Gary Pace


                            MATTERS TO BE ACTED UPON

               Proposal 1. Election of Directors
                           ---------------------

     The Board of Directors, acting pursuant to our bylaws, has determined that the number of directors constituting the full Board of Directors shall be six at the present time.

     The Board is divided into three classes. One such class is elected every year at the Annual Meeting of Shareholders for a term of three years. The class of directors whose term expires in 2001 has two members, Michael A. Quinn and Christopher Bartlett. Accordingly, two directors are to be elected at the 2001 Annual Meeting of Shareholders, who will hold office until the 2004 Annual Meeting of Shareholders or until the director's prior death, disability, resignation or removal.

     The Board of Directors has nominated Michael A. Quinn and Christopher Bartlett, Ph.D. for re-election as directors. Proxies are solicited in favor of these nominees and will be voted for them unless otherwise specified. If Mr. Quinn and Dr. Bartlett become unable or unwilling to serve as directors, it is intended that the proxies will be voted for the election of such other person, if any, as shall be designated by the Board of Directors.

     Information concerning the nominees for director and the other directors who will continue in office after the meeting is set forth below:

     Name                             Age       Position with the Company
     Peter C. Farrell/(3)/             59       President, Chief Executive Officer and Chairman of the Board
                                                of Directors
     Christopher G. Roberts/(2)/       47       Executive Vice President and Director
     Donagh McCarthy/(2)(4)(5)/        54       Director
     Gary W. Pace/(3)(4)/              53       Director
     Michael A. Quinn/(1)(4)(5)/       53       Director
     Christopher Bartlett/(1)/         57       Director

     (1) Term expires 2001
     (2) Term expires 2002
     (3) Term expires 2003
     (4) Member of Audit Committee
     (5) Member of Stock Option and Compensation Committee

     Peter C. Farrell, Ph.D., has been our President and a director since our inception in June 1989 and our Chief Executive Officer since July 1990. From July 1984 to June 1989, Dr. Farrell served as Vice President, Research and Development at various subsidiaries of Baxter International, Inc. ("Baxter") and from August 1985 to June 1989, he also served as Managing Director of the Baxter Center for Medical Research Pty Ltd., a subsidiary of Baxter. From January 1978 to December 1989, he was Foundation Director of the Center for Biomedical Engineering at the University of New South Wales where he currently serves as a Visiting Professor. He holds a B.E. in chemical engineering with Honors from the University of Sydney, an S.M. in chemical engineering from the Massachusetts Institute of Technology, a Ph.D. in chemical engineering and bioengineering from the University of Washington, Seattle and a D.Sc. from the University of New South Wales. Dr. Farrell was named 1998 San Diego Entrepreneur of the Year for Health Sciences. In August 2000, he was named Vice Chairman of the Executive Council of the Harvard Medical School Division of Sleep Medicine.

     Christopher G. Roberts, Ph.D., joined us in August 1992 as Executive Vice President. He has been one of our directors since September 1992. He also served as a director from August 1989 to November 1990. In addition to his responsibilities with ResMed, Dr. Roberts is Chairman of Sirtex Medical Limited (ASX: ticker SRX), a medical device company commercializing innovative technology for the treatment of liver cancer. From February 1989 to June 1992, Dr. Roberts served in various positions, most recently as Vice President-Clinical and Regulatory Affairs, with medical device subsidiaries of Pacific Dunlop Limited, a large multinational manufacturing company. From January 1984 to December 1988, he served as President of BGS Medical Corporation, a medical device company which was acquired in September 1987 by Electro Biology Inc. ("EBI"), at which time he became Vice President-Clinical and Regulatory Affairs of EBI. Dr. Roberts holds a B.E. in chemical engineering with honors from the University of New South Wales, a M.B.A. from Macquarie University and a Ph.D. in biomedical engineering from the University of New South Wales.

     Donagh McCarthy has served as one of our directors since November 1994. Mr. McCarthy is currently the President and CEO of Protiveris Inc., a Maryland based biotechnical startup Company. From September 1996 to January 2000, he was President of RMS Inc., an affiliate of Baxter Healthcare. From June 1993 until September 1996, he was the President of the North America Renal Division of Baxter. Mr. McCarthy held various positions at Baxter since 1982, including that of Vice President-Global Marketing, Strategy and Product Development. Mr. McCarthy received a bachelor's degree in engineering from the National University of Ireland and a M.B.A. from the Wharton School, University of Pennsylvania.

     Gary W. Pace, Ph.D., has served as one of our directors since July 1994. Dr. Pace is President and Chief Executive Officer of RTP Pharma Corp. (formerly Research Triangle Pharmaceutical Ltd.), a biopharmaceutical company working in the area of drug delivery, since January 1995. From January 1993 to September 1994, he was the founding President and Chief Executive Officer of Transcend Therapeutics Inc. (formerly Free Radical Sciences Inc.), a biopharmaceutical company. From September 1989 to January 1993, he was Senior Vice President of Clintec International, Inc., a Baxter/Nestle joint venture and manufacturer of clinical nutritional products. Dr. Pace holds a B.Sc. with Honors from the University of New South Wales and a Ph.D. from the Massachusetts Institute of Technology.

     Michael A. Quinn has served as one of our directors since September 1992. Since April 1999, Mr. Quinn has been the Chief Executive Officer of Innovation Capital, an Australian/U.S. venture capital fund. From February 1992 to April 1999, he was a management and financial consultant. From July 1988 to January 1992, he served as Executive Chairman of Phoenix Scientific Industries Limited, a manufacturer of health care and scientific products. Mr. Quinn holds a B.Sc. in physics and applied mathematics and a B.Ec. from the University of Western Australia and a M.B.A. from Harvard University.

     Christopher Bartlett, Ph.D., has served as one of our directors since October 2000, and holds the Casserly Chair of Business Administration, Program for Global Leadership, at Harvard Business School. Professor Bartlett has both masters and doctorate degrees in business administration from Harvard University. Prior to joining the faculty of Harvard Business School, he was a marketing manager with Alcoa in Australia, a management consultant in McKinsey's, London office, and general manager at Baxter Laboratories' subsidiary company in France. He is also a graduate of the University of Queensland.

                      Committees of the Board of Directors

     The Board of Directors has two committees to assist in the management of our affairs: the Stock Option and Compensation Committee and the Audit Committee. We do not have a standing Nominating Committee.

     Stock Option and Compensation Committee; Audit Committee

     The Stock Option and Compensation Committee currently consists of Messrs. Donagh McCarthy (Chairman) and Michael A Quinn. The Stock Option and Compensation Committee administers our 1995 Option Plan and 1997 Equity Participation Plan and has the authority to grant options under the latter plan. The Stock Option and Compensation Committee also makes recommendations regarding the compensation payable, including compensation under the Company's bonus plan, to our senior executive officers.

     The Audit Committee currently consists of Messrs. Michael A. Quinn (Chairman), Donagh McCarthy and Gary Pace. This committee assists the Board in fulfilling its functions relating to corporate accounting and reporting practices and financial and accounting controls.

     The Stock Option and Compensation Committee met twice and the Audit Committee met four times during fiscal year 2001. These committees also met informally by telephone during the fiscal year as the need arose. The Board of Directors held 4 meetings during fiscal year 2001.

     Each director attended 100% of the aggregate of the total number of meetings of the Board of Directors held during such period and the total number of meetings held during such period by the committees of the Board of Directors on which that director served.

     Each director who is not an employee received an annual fee of $10,000 for his service as a director during fiscal 2001. In addition, each director is reimbursed for his travel expenses for attendance at all such meetings. Directors who are not employees also hold and receive stock options under our 1995 Option Plan and 1997 Equity Participation Plan. During fiscal year 2001, the directors received 16,000 stock options each at an exercise price of $26.562.

     Medical Advisory Committee

     In addition we have an independent Medical Advisory Committee. The Medical Advisory Committee comprises leading physicians in sleep medicine who advise the board with respect to reviewing our current and proposed product lines from a medical perspective.

     Required Vote

     Assuming a quorum is present, directors will be elected by a favorable vote of a plurality of the aggregate votes cast, in person or by proxy, at the meeting. Accordingly, abstentions and broker non-votes will have no effect on the outcome of the election of candidates for director. In addition, a simple majority of the shares voting may elect all of the directors.

     Unless instructed to the contrary, the shares represented by the proxies will be voted FOR the election of the nominees named above as directors. Although it is anticipated that the nominees will be able to serve as directors, should a nominee become unavailable to serve, the proxies will be voted for such other person or persons as may be designated by our Board of Directors.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH NOMINEE TO THE BOARD OF DIRECTORS.

               Proposal 2. Ratification of Selection of Auditors
                           -------------------------------------

     The firm of KPMG LLP, our independent auditors for the fiscal year ended June 30, 2001, was selected by the Board of Directors, upon recommendation of the Audit Committee, to act in the same capacity for the fiscal year ending June 30, 2002. Neither the firm nor any of its members has any relationship with us nor any of our affiliates except in the firm's capacity as our auditor.

     Representatives of KPMG LLP are expected to be present at the meeting and will have the opportunity to make statements if they so desire and respond to appropriate questions from the shareholders.

     Audit Fees

     The aggregate fees billed for professional services rendered by KPMG LLP for the audit of our annual financial statements for the 2001 fiscal year and the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for the 2001 fiscal year were $161,393.

     Financial Information Systems Design and Implementation Fees

     KPMG LLP did not render any professional services to us of the type described in Rule 2-01(c)(4)(ii) of Regulation S-X during the 2001 fiscal year.

     All Other Fees

     The aggregate fees billed for services rendered by KPMG LLP, other than fees for the services referenced under the captions "Audit Fees" and "Financial Information Systems Design and Implementation Fees," during the 2001 fiscal year were $36,486, including audit-related services of $10,282 and non-audit services of $26,204.

     Required Vote

     The proposal to ratify the selection of our independent auditors requires the affirmative vote of a majority of the aggregate votes cast, in person or by proxy, at the meeting. Accordingly, abstentions and broker non-votes will have no effect on the outcome of the ratification of KPMG LLP as our independent auditors.

     Unless instructed to the contrary, properly executed proxies will be voted FOR ratification of the selection of KPMG LLP as our independent auditors.

     Your Board of Directors recommends a vote "FOR" approval of the ratification of the selection of KPMG LLP as our independent auditors.

               Proposal 3. Other Business
                           --------------

     The Board of Directors does not know of any other business to be presented to the Annual Meeting of Shareholders. If any other matters properly come before the meeting, however, the persons named in the enclosed form of proxy will vote the proxy in accordance with their best judgment.

                  SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

We expect to hold our 2002 Annual Meeting of Shareholders on November 4, 2002. In order for shareholder proposals otherwise satisfying the eligibility requirements of Rule 14a-8 under the Exchange Act to be considered for inclusion in our Proxy Statement for our 2002 Annual Meeting, they must be received by us at our principal office in Poway, California, on or before May 31, 2002.

In addition, if a shareholder desires to bring business (including director nominations) before our 2002 Annual Meeting of Shareholders that is not the subject of a proposal timely submitted for inclusion in our Proxy Statement as described above, written notice of such business must be received by our Secretary at our principal office in Poway, California, on or before August 14, 2002. If such notice is not received by August 14, 2002, such notice will be considered untimely under Rule 14a-4(c)(1) of the Commission's proxy rules, and we will have discretionary voting authority under proxies solicited for the 2002 Annual Meeting of Shareholders with respect to such proposal, if presented at the meeting.

By Order of the Board of Directors

Walter Flicker
Secretary

Dated: September 20, 2001

                         Please date, sign and mail your
                      Proxy card back as soon as possible!

                         Annual Meeting of Shareholders
                                   ResMed Inc.

                                November 5, 2001





               . Please Detach and Mail in the Envelope Provided .

------------------------------------------------------------------------------------------------------------------------------------

A  [X] Please mark your
       votes as in this
       example.


                        FOR all
                   nominees (except    WITHHOLDING
                   as marked to the     AUTHORITY
                    contrary below)  for all nominees
                                                                                                               FOR  AGAINST  ABSTAIN

   (1)   To elect two     [_]              [_]        Nominees:                (2) To ratify the selection of   [_]   [_]      [_]
         directors,                                      Michael A. Quinn          KPMG LLP as independent
         each to                                         Christopher Bertlett      auditors to examine the
         serve for a three-year term:                                              consolidated financial
                                                                                   statements of the Company
   Instruction: To withhold authority to vote for any                              for the fiscal year ending
   individual nominee, write that nominee's name on                                June 30, 2002: and
   the line below.
                                                                               (3) To transact such other
                                                                                   business as may properly
                                                                                   come before the meeting.
   __________________________________________________


Signature(s)__________________________    Date:_______________     Signature(s)____________________________    Date:_______________
Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

------------------------------------------------------------------------------------------------------------------------------------